


                                                                     Financial Statements
                                                                     Item 6(b) 1
                                                                     Page 1 of 21

                    GENERAL PUBLIC UTILITIES CORPORATION AND SUBSIDIARY COMPANIES
                                     CONSOLIDATED BALANCE SHEETS
                                         ACTUAL AND PRO FORMA
                                          AT JUNE 30, 1995
                                            (IN THOUSANDS)
                                                                      Adjustments
                                                        Actual        (see page 4)     Pro Forma
   ASSETS
   Utility Plant:
     In service, at original cost                     $9 082 843       $   -           $9 082 843
     Less, accumulated depreciation                    3 301 382           -            3 301 382
        Net utility plant in service                   5 781 461           -            5 781 461
     Construction work in progress                       324 818           -              324 818
     Other, net                                          198 113         56 263           254 376
        Net utility plant                              6 304 392         56 263         6 360 655

   Other Property and Investments:
     Nuclear decommissioning trusts                      311 721           -              311 721
     Nonregulated investments, net                       116 816           -              116 816
     Nuclear fuel disposal fund                           90 595           -               90 595
     Other, net                                           33 563           -               33 563
        Total other property and investments             552 695           -              552 695

   Current Assets:
     Cash and temporary cash investments                  19 031         48 332            67 363
     Special deposits                                     13 030           -               13 030
     Accounts receivable:
        Customers, net                                   237 361           -              237 361
        Other                                             56 475           -               56 475
     Unbilled revenues                                   107 768           -              107 768
     Materials and supplies, at average cost or less:
        Construction and maintenance                     196 685           -              196 685
        Fuel                                              47 981           -               47 981
     Deferred energy costs                                 4 637           -                4 637
     Deferred income taxes                                17 562           -               17 562
     Prepayments                                         232 270           -              232 270
        Total current assets                             932 800         48 332           981 132

   Deferred Debits and Other Assets:
     Regulatory assets:
       Three Mile Island Unit 2 deferred costs           149 008           -              149 008
       Unamortized property losses                       106 558           -              106 558
       Income taxes recoverable through future rates     574 519           -              574 519
       Other                                             357 191           -              357 191
        Total regulatory assets                        1 187 276           -            1 187 276
     Deferred income taxes                               436 110           -              436 110
     Other                                                60 410           -               60 410
        Total deferred debits and other assets         1 683 796           -            1 683 796

        Total Assets                                  $9 473 683      $ 104 595        $9 578 278

   It is not anticipated that GPU's investments subject to the limitation of the Investment Cap would require any adjustments in the financial statements, but would require footnote disclosure.

   The accompanying note is an integral part of the consolidated financial statements.

                                                                     Financial Statements
                                                                     Item 6(b) 1
                                                                     Page 2 of 21


                    GENERAL PUBLIC UTILITIES CORPORATION AND SUBSIDIARY COMPANIES
                                     CONSOLIDATED BALANCE SHEETS
                                         ACTUAL AND PRO FORMA
                                           AT JUNE 30, 1995
                                            (IN THOUSANDS)

                                                                     Adjustments
                                                        Actual       (see page 4)      Pro Forma
   LIABILITIES AND CAPITAL
   Capitalization:
     Common stock                                     $  314 458      $   4 652        $  319 110
     Capital surplus                                     686 272         48 473           734 745
     Retained earnings                                 1 810 025         (2 997)        1 807 028
        Total                                          2 810 755         50 128         2 860 883
     Less, reacquired common stock, at cost              162 020           -              162 020
        Total common stockholders' equity              2 648 735         50 128         2 698 863
     Cumulative preferred stock:
        With mandatory redemption                        134 000           -              134 000
        Without mandatory redemption                      98 116           -               98 116
     Subsidiary-obligated mandatorily redeemable
        preferred securities                             330 000           -              330 000
     Long-term debt                                    2 525 840           -            2 525 840
        Total capitalization                           5 736 691         50 128         5 786 819

   Current Liabilities:
     Securities due within one year                       87 666           -               87 666
     Notes payable                                       270 261           -              270 261
     Obligations under capital leases                    162 513         56 263           218 776
     Accounts payable                                    249 454           -              249 454
     Taxes accrued                                        19 563         (1 796)           17 767
     Interest accrued                                     69 556           -               69 556
     Other                                               267 243           -              267 243
         Total current liabilities                     1 126 256         54 467         1 180 723

   Deferred Credits and Other Liabilities:
     Deferred income taxes                             1 462 739           -            1 462 739
     Unamortized investment tax credits                  151 088           -              151 088
     Three Mile Island Unit 2 future costs               347 390           -              347 390
     Regulatory liabilities                              110 519           -              110 519
     Other                                               539 000           -              539 000
        Total deferred credits and other liabilities   2 610 736           -            2 610 736

   Commitments and Contingencies (Note 1)

        Total Liabilities and Capital                 $9 473 683      $ 104 595        $9 578 278

   It is not anticipated that GPU's investments subject to the limitation of the Investment Cap would require any adjustments in the financial statements, but would require footnote disclosure.

   The accompanying note is an integral part of the consolidated financial statements.

                                                                     Financial Statements
                                                                     Item 6(b) 1
                                                                     Page 3 of 21

                    GENERAL PUBLIC UTILITIES CORPORATION AND SUBSIDIARY COMPANIES
                       CONSOLIDATED STATEMENTS OF INCOME AND RETAINED EARNINGS
                                         ACTUAL AND PRO FORMA
                              FOR THE TWELVE MONTHS ENDED JUNE 30, 1995
                                            (IN THOUSANDS)
                                                                       Adjustments
                                                        Actual        (see page 4)     Pro Forma
   Operating Revenues                                 $3 617 394       $   -           $3 617 394

   Operating Expenses:
     Fuel                                                344 025          3 713           347 738
     Power purchased and interchanged                    923 532           -              923 532
     Deferral of energy costs, net                         1 328           -                1 328
     Other operation and maintenance                     921 638          1 080           922 718
     Depreciation and amortization                       357 476           -              357 476
     Taxes, other than income taxes                      339 854           -              339 854
        Total operating expenses                       2 887 853          4 793         2 892 646

   Operating Income Before Income Taxes                  729 541         (4 793)          724 748
     Income taxes                                        183 334         (1 796)          181 538
   Operating income                                      546 207         (2 997)          543 210

   Other Income and Deductions:
     Allowance for other funds used during
        construction                                       5 743           -                5 743
     Other income/(expense), net                         (12 407)          -              (12 407)
     Income taxes                                          4 166           -                4 166
        Total other income and deductions                 (2 498)          -               (2 498)

   Income Before Interest Charges and
     Preferred Dividends                                 543 709         (2 997)          540 712

   Interest Charges and Preferred Dividends:
     Interest on long-term debt                          183 461           -              183 461
     Other interest                                       29 511           -               29 511
     Allowance for borrowed funds used during
        construction                                      (8 122)          -               (8 122)
     Dividends on subsidiary-obligated mandatorily
       redeemable preferred securities                    18 064           -               18 064
     Preferred stock dividends of subsidiaries            18 190           -               18 190
        Total interest charges and preferred
          dividends                                      241 104           -              241 104

   Net Income                                         $  302 605       $ (2 997)       $  299 608

   Retained Earnings:
   Balance at beginning of period                     $1 715 678       $   -           $1 715 678
     Add - Net income                                    302 605         (2 997)          299 608
     Deduct - Cash dividends on common stock             212 514           -              212 514
              Other adjustments                           (4 256)          -               (4 256)
   Balance at end of period                           $1 810 025       $ (2 997)       $1 807 028

   It is not anticipated that GPU's investments subject to the limitation of the Investment Cap would require any adjustments in the financial statements, but would require footnote disclosure.

   The accompanying note is an integral part of the consolidated financial statements.

                                                          Financial Statements
                                                          Item 6(b) 1
                                                          Page 4 of 21

          GENERAL PUBLIC UTILITIES CORPORATION AND SUBSIDIARY COMPANIES
                              PRO FORMA ADJUSTMENTS
                                AT JUNE 30, 1995
                                 (IN THOUSANDS)

                                       (1)
 Cash and temporary cash investments                   $45,906
       Common Stock                                                $ 4,027
       Capital Surplus                                             $41,879

 To record the proposed issuance and sale of 1,610,752 shares (authorized 2,500,000 limit less 889,248 shares sold to date) of $2.50 par value common stock at $28.50 per share under the Dividend Reinvestment and Stock Purchase Plan (SEC File No. 70-7670).

                                       (2)
 Cash and temporary cash investments                   $ 7,219
       Common Stock                                                $   625
       Capital Surplus                                             $ 6,594

 To record the proposed issuance of 250,000 shares of $2.50 par value common stock at $28 7/8 per share (SEC File No. 70-8695).


                                       (3)
 Other Utility Plant, net                              $56,263
       Obligations Under Capital Leases                            $56,263

 To record the potential incremental nuclear fuel to be leased for TMI-1 and Oyster Creek (proposed $210,000 limit less $153,737 of nuclear fuel subject to lease at June 30, 1995) (SEC File No. 70-7862).


                                       (4)
 Fuel expense                                          $ 3,713
       Cash and temporary cash investments                         $ 3,713

 To record incremental rent expense on the proposed nuclear fuel lease at an annual rate of 6.6% (SEC File No. 70-7862).


                                       (5)
 Other operation and maintenance expense               $ 1,080
       Cash and temporary cash investments                         $ 1,080

 To record annual fees associated with the proposed nuclear fuel lease (SEC File No. 70-7862).

                                       (6)
 Taxes Accrued                                         $ 1,796
       Income Taxes                                                $  1,796

 To record the decrease in income taxes associated with the proposed nuclear fuel lease (SEC File No. 70-7862).
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